Exhibit 10.11

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of February 18, 2014 by and between ENDOCHOICE, INC., a Delaware corporation (“EC INC”), ECPM HOLDINGS, LLC, a Delaware limited liability company (“HOLDINGS”), ENDOCHOICE INTERNATIONAL, LLC, a Georgia limited liability company (“EC INT’L”), ROBERT S. SMITH, M.D., INC., a Georgia corporation (“SMITH”), ENDOCHOICE SCOPE SERVICES, LLC, a Georgia limited liability company (“EC SCOPE”), PATHOPTIONS, LLC, a Georgia limited liability Company (“PATH”), collectively as borrowers, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, and “Our” refer to TRIPLEPOINT CAPITAL LLC. Unless otherwise specified, the words “You” and “Your” refer to each of and all of EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH and, not to any individual, and EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH shall be jointly and severally liable for any and all of Your agreements and obligations under this Agreement. The words “the Parties” refers to each of and all of TRIPLEPOINT CAPITAL LLC, EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH. This Plain English Growth Capital Loan and Security Agreement may be referred to as the “Agreement”.

The Parties agree to the following mutual agreements and conditions listed below:

GROWTH CAPITAL LOAN FACILITY INFORMATION
Facility Number Part 1: 0845-GC-01 Part 2: 0845-GC-02 Part 3: 0845-GC-02		Commitment Amount Part 1: $20,000,000 Part 2: $10,000,000 Part 3: $10,000,000

Minimum Advance Amount Part 1: $20,000,000, which shall be drawn upon the Closing Date Part 2 and Part 3: None	Availability Period Part 1: Closing Date Part 2: Closing Date through February 11, 2015 Part 3: Closing Date through August 11, 2015

Loan Term

Part 1, Part 2 and Part 3: 48 Months from the Closing Date (interest only payments through February 28, 2017 “Interest Only End Date”)

Maturity Date

Part 1, Part 2 and Part 3: February 28, 2018*

*  As may be adjusted pursuant to Section 9

Interest Rate

Part 1, Part 2 and Part 3: Prime Rate plus 8.5%

(Prime Rate as published in the Wall Street Journal the day before any Advance is funded, however, in no event shall the Prime Rate be less than 3.25%)

Security Interest First priority security interest in all Collateral; negative pledge on Intellectual Property, as further set forth in Section 8

End Of Term Payment

Part 1, Part 2 and Part 3: 2.0% of an Advance if any such Advance is prepaid on or before the date that is 12 months after the Closing Date; 4.0% of an Advance if any such Advance is prepaid after the date that is 12 months after the Closing Date but before the date that is 24 months after the Closing Date; 6.0% of an Advance if any such Advance is prepaid after the date that is 24 months after the Closing Date but before the date that is 36 months after the Closing Date; and 8.0% of an Advance if any such Advance is prepaid after the date that is 36 months after the Closing Date*

*  As may be increased if You elect Extension Amortization A or B

Facility Fee Part 1: $200,000 due on the Closing Date Part 2: $100,000 due on the Closing Date Part 3: $100,000 due on the Closing Date

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OUR CONTACT INFORMATION
Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com
YOUR CONTACT INFORMATION
Customer Name EndoChoice, Inc.	Address For Notices 11810 Wills Road Alpharetta, GA 30009	Contact Person Mike Lambert, CFO Tel: 770-225-6816 Fax: 866-567-8218 email: mike.lambert@endochoice.com

Capitalized terms defined in the Table of Terms shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 21. Any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.	WHAT THE PARTIES AGREE TO FINANCE; DESIGNATION OF LEAD BORROWER

Provided that the conditions in Sections 4 and 5 and elsewhere in this Agreement are met, We will lend to You the Parts of the Commitment Amount as reflected in the Table of Terms and You agree to use such proceeds to finance any of Your general corporate needs. We will lend to You advances (each an “Advance”) in minimum amounts as set forth in the Table of Terms up to a maximum of the Commitment Amount as provided in the Table of Terms. Our obligation to fund Advances under each Part of the Commitment Amount under this Agreement will end on the last day of the Availability Period noted in the Table of Terms for such Part.

HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH hereby designates EC INC as representative and agent on their behalf for the purposes of giving and receiving all Advance Requests and all other notices and consents under this Agreement or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH under this Agreement and the other Loan Documents. EC INC hereby accepts such appointment. We may regard any notice or other communication pursuant to this Agreement or any other Loan Document from EC INC as a notice or communication from all of You, and may give any notice or communication required or permitted to be given to any of You hereunder to EC INC on behalf of each of You. Each of You agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on Your behalf by EC INC shall be deemed for all purposes to have been made by each of You and shall be binding upon and enforceable against each of You to the same extent as if the same had been made directly by each of You.

2.	YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (the “Promissory Note”) is the document the Parties will enter into each time an Advance is to be funded. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, Advance Date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3.	YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and/or its corresponding parts (if any) will be noted in the Table of Terms (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Certain terms or conditions associated with the availability of such Part are listed in the Table of Terms. As to any Part that is available “Upon Request and Additional Approval”, You are required to make a request to utilize that additional Part in writing to Us (the “Commitment Increase Request Notice”), prior to Your submission of a corresponding Advance Request. After Our receipt of the Commitment Increase Request Notice, We will review the

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information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals and such approval shall be in Our sole discretion. Our agreement to consider providing the additional Part is not, and is not to be construed as, a commitment, offer, or agreement to provide such additional Part.

4.	HOW WILL YOU REQUEST ADVANCES

In addition to the requirements of Section 5 set forth below, You agree to follow the procedures listed below to have Us extend an Advance to You:

•	You will submit to Us (by facsimile, mail or electronic mail) a completed Advance Request in the form attached as Exhibit B signed by EC INC’s Chief Executive Officer, President or Chief Financial Officer. The Advance Request shall be irrevocable.

•	Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT ten (10) Business Days prior to the last day of the applicable Availability Period. Any Advance Request submitted after 5:00 p.m. PT shall be considered received the following Business Day.

•	Each Advance Request will state a requested funding date that is at least ten (10) Business Days after the date such Advance Request is submitted to Us.

After We check and approve the information You provide in the Advance Request, We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation by Us that all conditions to funding an Advance have been met, We will then advance the requested funds to You.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by any person We reasonably believe to be Your authorized representative without the necessity of Our conducting an independent investigation, including Your contact person listed in the Table of Terms.

5.	CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction of each of the conditions set forth in Sections 4 and 18 and each of the following conditions:

•	The representations and warranties in this Agreement and in the Warrant Agreement shall be true, complete and correct in all material respects on and as of the date(s) We fund each Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true, complete and correct in all material respects as of such date; provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. Each Advance Request will constitute Your representation and warranty on the relevant Advance Date as to the matters provided in Sections 11 and 12 and as to the matters set forth in the Advance Request.

•	You shall be in compliance with all the terms and provisions set forth in this Agreement, each Promissory Note and each other Loan Document, and at the time of and immediately after such Advance: (a) no Default or Event of Default shall have occurred and be continuing, and (b) no fact or conditions shall exist that would (or would with the passage of time, the giving of notice, or both) constitute a Default or an Event of Default under this Agreement or any other Loan Document.

•	You shall provide Us with all appropriate assignments, notices and control agreements that are necessary or desirable to perfect or maintain Our first priority Lien in all of the Collateral (subject to the Subordination Agreement between Us and Working Capital Lender).

•	You shall have paid to Us the entire amount of the Facility Fee then due and payable as indicated in the Table of Terms relating to the Part under which such Advance is funded.

•	No event or circumstance shall exist or have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

•	You shall have delivered to Us the Warrant Agreement.

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•	We shall have received all of the agreements, documents, instruments and other items set forth in the Schedule of Documents attached hereto as Schedule 2, each in form and substance reasonably satisfactory to Us.

•	We shall have received certificates of insurance, endorsements and other documents evidencing Your compliance with Section 10 in form and substance reasonably acceptable to Us.

•	You shall submit to Us any other documents and other information that We may request.

6.	YOU MAY PREPAY YOUR PROMISSORY NOTES

You may at any time prepay any Promissory Note in full (but not in part) by paying: (a) the remaining outstanding principal amount and all accrued interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note, (b) the applicable End of Term Payment, (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment, and (d) if applicable, the Prepayment Fee.

7.	THE MAXIMUM RATE OF INTEREST; DEFAULT RATE

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the “maximum rate”. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Secured Obligations; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us in respect of the Secured Obligations; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in the Table of Terms. Upon and during an Event of Default, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth in the Table of Terms plus three percent (3%) per annum (the “Default Rate”).

8.	YOU GRANT US A SECURITY INTEREST

Each of You grants to Us a first priority, continuing security interest (subject to the Subordination Agreement between Us and Working Capital Lender) in and Lien upon all of Your right, title and interest in each of the following whether now owned or hereinafter acquired and wherever located:

•	All Receivables;

•	All Equipment;

•	All Fixtures;

•	All General Intangibles;

•	All Intellectual Property;

•	All Inventory;

•	All Investment Property;

•	All Deposit Accounts;

•	All Cash;

•	All commercial tort claims, if any, as listed on Exhibit C;

•	All Goods and personal property, whether tangible or intangible and whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

•	To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding the above, Collateral excludes Intellectual Property currently held or hereafter obtained, but includes Proceeds of Intellectual Property (including but not limited to all Receivables, rights to payment and General Intangibles arising from the sale, licensing or disposition of all or any part of, or rights in, the foregoing); provided, however, other than non-exclusive licenses given in the ordinary course of Your business, in the event any of You transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, Our security interest shall include (and shall be deemed to have a Lien in such assets included from the Closing Date) all Intellectual Property.

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9.	HOW AND WHAT WILL YOU PAY US

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded, unless that Advance is funded on the first Business Day of that month, in which case the first payment date shall be the Advance Date.

Each Promissory Note shall be due in monthly installments of interest only through the Interest Only End Date(“Interest Only Period”) followed by equal monthly installments of principal and interest through the Maturity Date (“Amortization Period”), payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous Business Day).

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated in the Table of Terms, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date.

Interim Payment. In the event an Advance is made on any day other than the first Business Day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

Fees. You shall pay to Us the following fees and expenses:

•	Facility Fees. On or before the Closing Date, or upon availability of additional Commitment Amounts, as the case may be, the respective Facility Fee as indicated in the Table of Terms.

•	End of Term Payment. Upon the earlier of the expiration of the Loan Term or last payment date for any Promissory Note, the End of Term Payments as indicated in the Table of Terms.

•	Prepayment Fee. An additional prepayment premium (“Prepayment Fee”) shall be payable as follows:

(a) If prepaid 1-12 months following the date in which such Promissory Note was given: 2% of the outstanding balance owing under such Promissory Note;

(b) If prepaid 13-24 months following the date in which such Promissory Note was given: 1% of the outstanding balance owing under such Promissory Note; and

(c) If prepaid after 24 months, no additional prepayment premium shall be due.

Any amounts that You repay on the Advances may not be re-borrowed.

Extended Amortization. If (i) You are current on all payments due and payable in respect of all Secured Obligations, (ii) no Default or Event of Default has occurred and is continuing, and (iii) You have delivered to Us written notice and evidence satisfactory to Us that You have achieved the Extension Milestone, then You may elect, on or prior to the Interest Only End Date, to extend the Amortization Period for any then active Promissory Note, by electing either:

•	Extended Amortization A. The Amortization Period, with respect to any Promissory Note You elect, will be extended by twelve (12) additional months and terminate on February 28, 2019. In the event You elect Extended Amortization A, the End of Term Payment for such Promissory Note will be 10.0%.

•	Extended Amortization B. The Amortization Period, with respect to any Promissory Note You elect, will be extended by twenty-four (24) additional months and terminate on February 29, 2020. In the event You elect Extended Amortization B, the End of Term Payment for such Promissory Note will be 12.0%.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the first day of each month. You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that We provide. If We do not receive any payments from You within two (2) Business Days after they are due, You will pay a late charge on the overdue amount. The late charge will be equal to five percent (5%) of the amount due for each month not paid when due and until such time as payment is received. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of

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payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note.

10.	INSURANCE

So long as there are any Secured Obligations outstanding, You shall carry and maintain commercial general liability insurance, against risks customarily insured against in Your line of business. All such insurance shall be in form, with companies, and in amounts reasonably acceptable to Us. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. You must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, You shall also carry and maintain insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire, windstorm, flood, and earthquake, in an amount not less than the full replacement cost of the Collateral (except that losses due to flood or earthquake are subject to a $5,000,000 policy limit). You shall also carry and maintain a fidelity insurance policy in an amount not less than one million Dollars ($1,000,000) as a policy limit.

You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in the above paragraph and the obligations contained in this Section. Your insurance certificate shall state that We are an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance, and a loss payee for fidelity insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity insurance.

The certificates of general liability insurance will state that the coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further state that a waiver of subrogation in favor of Us has been agreed to. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Us of cancellation or any other change adverse to Our interests. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

11.	REPRESENTATIONS AND WARRANTIES FROM YOU

You represent and warrant that:

•	Collateral Title. One or both of You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

•	Granting of Lien. You have the full power and authority to, and do grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens and shall execute such notices, assignments, and control agreements, in connection herewith as We may reasonably request to perfect and obtain the priority of Our Lien on the Collateral. Except for Permitted Liens, the Collateral is not subject to any Liens. You are not presently a party to, nor bound by, any material lease, license, contract or agreement which prohibits You or any of Your Subsidiaries from granting a Lien on such lease, license, contract or other agreement (to the extent such prohibition is enforceable under applicable law).

•	Due Organization. You are a corporation or an limited liability company duly organized, legally existing and in good standing under the laws of the State of Delaware, with corporate organization number 4436554 for EC INC, State of Delaware, with company organization number 5211609 for HOLDINGS, State of Georgia, with company organization number 4070297 for EC INT’L, State of Georgia, with corporate organization number 810900 for SMITH, State of Georgia, with company organization number 4261335 for EC SCOPE, and State of Georgia, with corporate organization number 2507069 for PATH and are duly qualified as a foreign corporation in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

•

Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements, all other Loan Documents, and all Excluded Agreements, (i) have been duly authorized by all necessary corporate action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents executed by or on behalf of either of You and each term and provision thereof are Your legal, valid and binding

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obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

•	Litigation. Except as set forth in Schedule 4 hereto, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of any of You, threatened against or affecting any of You or any of the business, property or rights of any of You (i) which involve any Loan Document or Excluded Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate result in an event which individually or together with any other event, reasonably be expected to result in a Material Adverse Effect.

•	Compliance with Applicable Laws. None of You are in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

•	Conflict. Neither this Agreement nor any other Loan Document (a) violates any provisions of the articles or certificate of incorporation, or bylaws of any of You, or any law, regulation, order, injunction, judgment, decree or writ to which any of You are subject or (b) conflicts with or results in the breach or termination of, constitutes a default under or accelerates or permits the acceleration of any performance required by, any material lease, agreement or other contract to which any of You are a party or by which any of You or any of Your property is bound.

•	Further Consent. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority, or governmental body of the United States or any State or any political subdivision of the United States or any state, other than the consent of the Working Capital Lender contained in Section 23 of the Subordination Agreement and corporate authorizations delivered to You.

•	Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.

•	Other Defaults. None of You is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which any of You are a party or by which any of You or any of the properties or assets of any of You are or may be bound, in each case where such default could result in an event which, individually or together with any other event, could reasonably be expected to have a Material Adverse Effect.

•	Other Agreement. None of You is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

•	Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of any of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading (it being recognized by Us that projections and estimates as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any such projections and estimates may differ materially from projected or estimated results).

•	Filing of Taxes. You have filed all required federal, state and local tax returns (or filed appropriate extensions for the filing of such returns), except to the extent such failure to file has not resulted in the creation of a Lien. Subject to Section 12, Paragraph “Taxes”, You have fully paid or You have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties). You have fully paid or reserved for and are contesting in good faith all tax assessments that any of You have received for the 3 years preceding the Closing Date.

•	ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from the failure by any of You to comply with ERISA that is reasonably likely to result in any of You incurring any liability that could reasonably be expected to have a Material Adverse Effect.

•

Hazardous Waste. None of the properties or assets of any of You has ever been used by any of You or, to the knowledge of any of You, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the knowledge of any of You, none of the properties or assets of any of You has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance

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disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by any of You; and none of You have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by any of You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment. You have at all times operated Your business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

•	Operation of Business. You own, possess, have access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others. You have taken reasonable measures to avoid liability from infringement by third parties using Your facilities, in particular that You have complied with the requirements of the Digital Millennium Copyright Act for notice and takedown. You have at all times operated Your business in compliance in all material respects with all applicable provisions of the Federal Fair Labor Standards Act, as amended.

•	Your Information. Your present name, former names (if any) used in the past 5 years, locations, and other information are correctly and completely stated on the Certificate of Perfection attached as Exhibit C.

•	Intellectual Property. The Certificate of Perfection attached as Exhibit C contains a true, correct and complete list of each of Your Patents, Trademarks, Copyrights and Licenses, together with application or registration numbers, as applicable.

•	Accounts. The Certificate of Perfection attached as Exhibit C contains a true, correct and complete list of (a) all banks and other financial institutions at which You maintain Deposit Accounts and (b) institutions at which You maintain accounts holding Investment Property owned by You, and such Certificate of Perfection correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefore. None of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute, rule, or law in respect of such Collateral.

•	Working Capital Loan. The total principal amount outstanding under the Working Capital Loan Facility, does not exceed the Capped Amount.

12.	YOUR COVENANTS TO US

So long as the Secured Obligations have not been fully and indefeasibly paid in cash in full or We have any obligation to make Advances, Each of You covenants to the following:

•	Legal Existence and Qualification. Each of You will maintain Your, and each of Your Subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified could reasonably be expected to result in an event which, individually or together with any other event, would have a Material Adverse Effect.

•	Compliance with Laws. Each of You will, and will cause each of Your Subsidiaries to, comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You, Your Subsidiaries or Your business, and with all material agreements to which You or any of Your Subsidiaries are a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of You nor any of Your Subsidiaries shall become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. None of You, nor any of Your Subsidiaries shall fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, or fail to comply in all material respects with the Federal Fair Labor Standards Act.

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Management Rights. Each of You will permit any of Our authorized representatives and Our attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of Your books of account and records at reasonable times and during normal business hours. In addition, We and Our agents, attorneys and

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accountants will have the right to meet with the management and officers of any of You to discuss such books of account and records. In addition, We will be entitled at reasonable times and intervals to consult with and advise the management and officers of any of You concerning significant business issues. Such consultations shall not unreasonably interfere with Your business operations. The Parties intend that the rights granted here shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation with respect to any business issues will not be deemed to give Us, nor be deemed an exercise by Us of, control over the management or policies of any of You.

•	Additional Documents and Assurances. Each of You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect or give first priority to Our Lien on the Collateral (subject to the Subordination Agreement between Us and Working Capital Lender). Each of You will from time to time obtain any instruments or documents as We may request, and take all further action that may be reasonably necessary or desirable, or that We may reasonably request, to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us. In addition, each of You authorize Us to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all of Your assets or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. Each of You hereby appoint Us as its lawful attorney-in-fact to sign Your name on any documents necessary to perfect or continue the perfection of any Lien regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations) have been satisfied in full and We are under no further obligation to make Advances. Our foregoing appointment as the attorney in fact for each of You, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances terminates.

•	Protection of Our Lien. Each of You will take or cause to be taken all actions necessary to protect and defend Your title to the Collateral and Our Lien on the Collateral. Each of You shall at all times keep the Collateral, and the assets and properties of each of Your Subsidiaries, free and clear from any legal process or Liens whatsoever (except for Permitted Liens) and shall give Us immediate written notice of any legal process affecting the Collateral or the assets and properties of Your Subsidiaries, or any Liens on the Collateral or the assets and properties of Your Subsidiaries.

•	Maintenance of Properties. Each of You will maintain and protect Your properties, assets and facilities (and those of Your Subsidiaries), including Your equipment and fixtures, in good working order, repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements and shall completely manage and care for Your property in accordance with prudent industry practices.

•	Financial Statements. Each of You will provide monthly and yearly financial statements in accordance with Section 18 of this Agreement, and such financial statements will include reports of any material contingencies (including commencement of any material litigation by or against You) or any other occurrence that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

•	Audits and Inspections. Upon Our request, each of You will, during normal business hours, make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection; provided however, so long as no Event of Default has occurred and is continuing, We agree that You shall not be responsible for the cost of any such audit or inspection. You will take all action necessary to correctly and completely maintain such books, records, logs, and maintenance records.

•	Taxes. Each of You will pay when due all federal income taxes, all state taxes imposed by each of Your states of organization and the state of Your principal place of business and all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against any of You, Us or the Collateral or upon Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising therefrom (excluding taxes imposed on Us based on Our net income or franchise taxes). Each of You shall file on or before the due date all federal, state and local tax returns including personal property tax returns in respect to the Collateral on or before the due date thereof. Notwithstanding the foregoing, each of You may contest, in good faith and by appropriate proceedings, taxes, fees and other charges for which You maintain adequate reserves in accordance with GAAP.

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•	Intellectual Property. Each of You will: (a) protect, defend and maintain the validity and enforceability of Your Intellectual Property; (b) promptly advise Us in writing of material infringements of Your Intellectual Property; (c) not allow any Intellectual Property material to Your business to be abandoned, forfeited or dedicated to the public without Our written consent; and (d) give Us written notice of any applications or registrations of Your Intellectual Property, including the date of such filings and the applicable application or registration numbers within thirty (30) days after the end of each calendar quarter.

•	Subsidiaries. If at any time, any of You create or acquire any Subsidiary, You and such subsidiary will promptly notify Us of the creation or acquisition of such new Subsidiary and take all such action as We may reasonably require to cause such Subsidiary to guaranty the Secured Obligations and grant a continuing pledge and security interest in and to the assets of such Subsidiary, and You shall grant and pledge to Us a first priority, perfected security interest in the stock, units or other evidence of ownership of such Subsidiary (subject to the Subordination Agreement between Us and Working Capital Lender), except that, with respect to (i) Your Subsidiaries EndoChoice Innovation Center Ltd., an Israeli company (“EC Innovation”) and Endochoice GmbH, a German company (“EC Germany”), Your pledge may be limited to 65% of the equity of each such Subsidiary and (ii) Your Subsidiary EndoChoice Israel, Ltd., an Israeli company (“EC Israel”), Your pledge may be limited to 66% of the equity of such Subsidiary (representing Your entire interest in such Subsidiary as of the Closing Date), in the case of (i) and (ii) to the extent You have determined in good faith that a pledge of shares in excess of these percentages would result in material adverse tax consequences.

•	Dispositions, Liens and Encumbrances. None of You will nor will You permit any of Your Subsidiaries to, transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets (or those of any Subsidiary), including the Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, other than: (a) Permitted Liens, (b) sales of Inventory in the ordinary course of business, (c) non-exclusive licenses of Intellectual Property in the ordinary course of business, (d) sales of worn-out or obsolete Equipment that is, in Your reasonable judgment, no longer economically practicable to maintain or useful in Your ordinary course of business, (e) transfers, sales or assignments between any of You, and (f) transfers, sales or assignments between any of You and any of Your Subsidiaries, on terms no less favorable than fair market value. In addition, none of You will, nor will You permit any of Your Subsidiaries to, enter into any agreement with any Person (other than Us) that restricts Your ability, or the ability of any of Your Subsidiaries, to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Your properties or assets or those of any of Your Subsidiaries, including Your Intellectual Property. Without limiting the generality of the foregoing, none of You will sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any Subsidiary. Notwithstanding the foregoing, You may dissolve or liquidate the Inactive Subsidiaries so long as any assets or proceeds from such liquidation are retained by any of You.

•	Mergers or Acquisitions. None of You will, nor will You permit any of Your Subsidiaries to, liquidate, dissolve or enter into or consummate any Merger Event, and none of You will acquire all or substantially all of the capital stock or property of another Person, except that a Subsidiary (i) may merge into any of You or another Subsidiary of You, or (ii) liquidate or dissolve, provided that its assets are transferred to You. Notwithstanding the foregoing, You may dissolve or liquidate the Inactive Subsidiaries so long as any assets or proceeds from such liquidation are retained by any of You.

•	Compromise of Accounts. Without Our prior written consent, none of You will (a) grant any material extension of the time or payment of any of the Receivables, or General Intangibles, except in the ordinary course of business and consistent with customary industry practice, (b) to any material extent, compromise, compound or settle the same for less than the full amount, except in the ordinary course of business and consistent with customary industry practice, (c) release, wholly or partly, any Person liable for the payment, or (d) allow any credit or discount whatsoever other than trade discounts granted to You in the ordinary course of Your business and consistent with customary industry practice.

•	Other Indebtedness. None of You will, nor will You permit any of Your Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and the Permitted Indebtedness.

•	Investments. None of You will, nor will You permit any of Your Subsidiaries to, directly or indirectly make any Investment other than Permitted Investments.

•

Dividends and Distributions. None of You will, without Our prior written consent, declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than (a) pursuant to repurchase plans upon an employee’s, consultant’s or director’s death or termination of employment and (b)

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dividends payable solely in shares of Your common stock. Notwithstanding the foregoing, You (as applicable to each entity) may make advances to each of Your (as applicable to each entity) shareholders in an amount sufficient to cover that shareholder’s actual tax liability due and payable as a result of income of You (as applicable to each entity) attributed to the shareholder during any period that You (as applicable to each entity) are eligible for taxation (i) as a corporation under Subchapter S of the Internal Revenue Code or (ii) as a “disregarded entity” or “partnership” under the Internal Revenue Code; provided, however, that no such advance may be made if, at the time or as a result thereof, an Event of Default could occur or if the aggregate amount of such advance exceeds in the aggregate, forty percent (40%) of Your (as applicable to each entity) net profit in any fiscal Year.

•	Collateral Locations; Name Changes. None of You will relocate, nor will You permit any Subsidiary to relocate, Your (or such Subsidiary’s) chief executive office or principal place of business or any item of the Collateral (or assets of any such Subsidiary) with a value greater than $10,000 to any location other than those locations either owned by You, listed on the Certificate of Perfection attached hereto as Exhibit C, or with respect to which We have valid landlord or bailee agreements unless: (i) You have given Us no less than thirty (30) days prior written notice, (ii) You have obtained Our prior written consent, which consent shall not be unreasonably withheld; (iii) such relocation shall be within the continental United States, and (iv) such relocation does not adversely affect the perfection or priority of Our security interest in any of the Collateral. In addition, each of You will obtain and maintain such acknowledgments, consents, waivers and agreements from: (i) the owner, Lien holder, mortgagee and landlord with respect to any real property on which Collateral is located and (ii) from any Person in possession of Collateral, as We may require, all in form and substance reasonably satisfactory to Us. Without limiting the foregoing, where the Collateral is covered by a negotiable Document (such as a warehouse receipt), You shall deliver to Us possession of such Document. None of You will change Your name without providing Us at least 30 days’ advance written notice. None of You will change Your type of organization or legal structure without Our prior written consent. Notwithstanding the foregoing, You may deploy demo versions of Your Fuse Clinical System to Your sales representatives; provided You update, on a quarterly basis, Schedule A to the Certificate of Perfection setting forth (a) the contact information for each sale representative in possession of a Fuse Clinical System and (b) the quantity of Fuse Clinical Systems in their possession.

•	Line of Business. None of You will engage in, nor will You permit any of Your Subsidiaries to engage in, any business other than the businesses currently engaged in by You and Your Subsidiaries or reasonably related thereto.

•	Change of Jurisdiction. None of You will change Your state of organization unless You have obtained Our prior written consent, which consent shall not be unreasonably withheld. You must give Us no less than thirty (30) days prior written notice.

•	Deposit and Investment Accounts. None of You will maintain, nor permit any of Your Subsidiaries to maintain, any Deposit Accounts or accounts holding Investment Property owned by any of You (or such Subsidiaries) except (i) accounts identified in the Certificate of Perfection attached as Exhibit C with respect to which We have a perfected security interest, and (ii) other accounts with respect to which We have a perfected security interest. You will give Us prior written notice of the creation of any Deposit Accounts or accounts holding Investment Property. None of You shall permit EC Innovation, EC Israel or EC Germany to retain in any of their Deposit Accounts or accounts holding Investment Property, cash amounts in excess of three (3) months operating expenses, for such Subsidiaries.

•	Transactions with Affiliates. None of You will directly or indirectly enter into or permit to exist any material transaction with any of Your Affiliates except for (i) transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between or among You (or between You and any of Your Subsidiaries to the extent expressly permitted elsewhere hereunder, and, except in the case of equity contributions, meeting the requirements of the foregoing clause (i)), and (iii) equity financings with Your existing investors that are otherwise permitted under this Agreement and (iv) unsecured bridge financings with Your existing investors that are otherwise permitted under this Agreement and that constitute Subordinated Indebtedness and are evidenced by a subordination agreement on terms acceptable to Us in Our sole discretion. None of You will directly or indirectly make any payment or distribution on account of any intercompany liabilities or indebtedness other than the type described in item (h) of the definition of Permitted Indebtedness.

•	Subordinated Indebtedness. You will not prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Advances), and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or amend any provision in any document relating to the Subordinated Indebtedness which would increase the amount thereof or adversely affect the subordination thereof to Secured Obligations owed to Us.

•	Working Capital Loan. None of You will permit the total principal outstanding under the Working Capital Loan Facility to exceed the Capped Amount.

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13.	YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders (each, an “Indemnitee”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Us or any such Indemnitee as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities resulting solely from Our gross negligence or willful misconduct.

14.	WHAT IS AN EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

•	Payment. You do not pay (i) any principal or interest when due or (b) any fees, costs or other Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents within three (3) days after the due date; or

•	Covenant. Any of You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure such breach (to the extent that such breach is capable of being cured) within ten (10) days after the earlier of (i) We give You written notice or (ii) Your actual knowledge of such default; or

•	Material Adverse Change. Any event or circumstance occurs that could reasonably be expected to have a Material Adverse Effect; or

•	Misrepresentations. Any of You or any Person acting for any of You makes any representation, warranty, or other statement now or later in this Agreement, any other Loan Document, or any Excluded Agreement or in any writing delivered to Us or to induce Us to enter this Agreement, any other Loan Document, or any Excluded Agreement, and such representation, warranty, or other statement is incorrect in any material respect when made, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof; or

•	Bankruptcy; Attachment; Other.

•	Any of You (i) assigns Your assets for the benefit of Your creditors, (ii) becomes insolvent or becomes unable to pay Your debts as they become due, or becomes unable to pay or perform Your obligations under the Loan Documents or Excluded Agreements, (iii) files a voluntary petition in bankruptcy, (iv) files any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, (v) seeks or consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of itself or of all or any substantial part of its assets or property, (vi) ceases operation of Your business as Your business has normally been conducted, or terminates substantially all of Your employees, or (vii) have Your directors or majority shareholders take any action initiating any of the foregoing actions described in this paragraph; or

•	Either (i) thirty (30) days shall have expired after the commencement of an involuntary action against any of You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting Your operations or the business being stayed; or (ii) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) any of You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

•	Thirty (30) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of any of You or of all or any substantial part of the properties of any of You without such appointment being vacated; or

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•	Agreements with Us. The occurrence of any default under any other Loan Document, any Excluded Agreement, or any other agreement between any of You and/or any of Your Subsidiaries and Us (other than any default embodied in or covered by any clause of this Section 14) and such default continues for more than twenty (20) days after the earlier of (i) We have given notice of such default to You, or (ii) You have actual knowledge of such default; or

•	Other Agreements. The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 14) that has not been cured or waived within any applicable grace period under any lease, loan, or other agreement or obligation of any of You involving any obligation which aggregates more than $500,000, or which default could reasonably be expected to have a Material Adverse Effect; or

•	Judgments. The entry of (a) any judgment or arbitration award against any of You involving an award in excess of $500,000 or that could reasonably be expected to have a Material Adverse Effect that is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing, has not been, discharged, bonded or stayed on appeal within ten (10) days; or (b) any judgment or arbitration award against You in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs; or

•	Change of Control. Except as otherwise permitted under this Agreement, the occurrence of any event or transaction, including the sale or exchange of outstanding shares of Your capital stock or the capital stock of any of Your Subsidiaries, (other than the Inactive Subsidiaries), or series of related events or transactions, resulting in (a) the holders of such outstanding capital stock immediately before consummation of such event or transaction, or series of related events or transactions, do not, immediately after consummation of such event or transaction or series of related events or transactions, retain, directly or indirectly, capital stock representing at least 50% of the voting power of the surviving Person of such event or transaction or series of related events or transactions, in each case without regard to whether You or any of Your Subsidiaries are the surviving Person, (b) any Person or “group” (other than a Person that is a stockholder on the Closing Date) shall obtain “beneficial ownership” (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934), either directly or indirectly, of more than 40% of Your outstanding capital stock having the right to vote for the election of directors under ordinary circumstances, or (c) You cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Your Subsidiaries (other than the Inactive Subsidiaries); provided that, notwithstanding the foregoing, Holdings sale of equity in an initial public offering or to venture capital or private equity investors shall not constitute a Change of Control so long as You identify to Us the nature and material terms of the transaction and, in the case of a venture capital or private equity investment, the identity of the investors, at least seven (7) Business Days prior to the closing of the transaction); or

•	Investor Support. We have determined, in Our good faith judgment, that it is the intention of Your current equity investors to not continue to fund, or arrange for the funding of, You in the amounts and timeframe reasonably necessary to enable You to satisfy the Secured Obligations as they become due and payable; or

•	Officers. The individuals holding the offices of Your Chief Executive Officer, President, or Chief Financial Officer as of the Closing Date shall for any reason cease to hold such offices or be actively engaged in Your day-to-day management, unless a successor reasonably acceptable to Your board of directors is appointed within one hundred eighty (180) days of such cessation; or

•	Guaranty Documents. (a) Any guaranty of any Secured Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Secured Obligations or any Event of Default occurs under any security agreement or other agreement between Us and any Guarantor; (c) any event or circumstance described in paragraphs 3 through 8 of this Section 14 occurs with respect to any Guarantor, or (d) the death, liquidation, administration, winding up, or termination of existence of any Guarantor (as applicable).

15.	WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing, We can at Our option, and without notice to any of You:

•	Terminate our commitment to make any future Advances under this Agreement;

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•	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

•	Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by any of You to Us and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in the fourth paragraph of Section 14 (i.e. “Bankruptcy; Attachment; Other”), the Promissory Notes and all of the principal, interest, fees, costs or other amounts owed by any of You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon and after an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, fees, costs or other amounts owed by any of You to Us, including all professional fees and expenses, shall thereafter bear interest at the Default Rate;

•	Settle or adjust disputes and claims directly with the account debtors of any of You for amounts, upon terms and in whatever order that We reasonably consider to be advisable;

•	Enter the premises of any of You, without notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to any of You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any premises that any of You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

•	Pursue any other remedy permitted by law, equity or otherwise.

We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. Each of You hereby grants to Us a license and right, to use, without charge, the labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature of any of You, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. In connection with Our exercise of Our rights under this Agreement and the other Loan Documents, each of the rights of any of You under all licenses and all franchise agreements shall inure to Our benefit. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted by each of You to Us in Section 12, effective only upon the occurrence and during the continuance of an Event of Default, each of You hereby irrevocably appoints Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to: (a) send requests for verification of Receivables or notify account debtors of Our security interest in the Receivables; (b) endorse Your name on any checks or other forms of payment or security that may come into Our possession; (c) sign Your name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, schedules and assignments of Receivables, verifications of Receivables, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which We determine to be reasonable. Our appointment as the attorney in fact for each of You, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated.

16.	WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as We may elect. Any such sale may be made either at public or private sale at the place of business of any of You or elsewhere. Each of You agrees that any such public or private sale may occur upon Our ten (10) calendar days’ prior written notice to You. We may require any of You to assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

First, to Us in an amount sufficient to pay in full Our costs and professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other amounts owed by any of You to Us, in such order and priority as We may choose in Our sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the principal, interest, fees, costs or other amounts owed by any of You to Us, to any creditor holding a junior Lien on the Collateral, or to any of You or Your representatives or as a court of competent jurisdiction may direct.

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17.	CROSS-GUARANTY

Cross-Guaranty. Each of You hereby agrees that You are jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Us and Our respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Secured Obligations owed or hereafter owing to Us by the other of You. Each of You agrees that Your guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that Your obligations under this Section shall not be discharged until payment and performance, in full, of the Secured Obligations has occurred, and that Your obligations under this Section shall be absolute and unconditional, irrespective of, and unaffected by:

•	the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any of You are or may become a party;

•	the absence of any action to enforce this Agreement (including this Section) or any other Loan Document or the waiver or consent by Us with respect to any of the provisions thereof;

•	the existence, value or condition of, or failure to perfect Our Lien against, any security for the Secured Obligations or any action, or the absence of any action, by Us in respect thereof (including the release of any such security);

•	the insolvency of any of You; or

•	any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each of You shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations guaranteed hereunder.

Waivers. Each of You expressly waives all rights any of You may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Us to marshal assets or to proceed in respect of the Secured Obligations guaranteed hereunder against the other of You, any other party or against any security for the payment and performance of the Secured Obligations before proceeding against, or as a condition to proceeding against, You. It is agreed among each of You and Us that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section and such waivers, We would decline to enter into this Agreement.

Benefit of Guaranty. Each of You agrees that the provisions of this Section are for Our benefit and the benefit of Our respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Person and Us, the obligations of such Person under the Loan Documents.

Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth herein, each of You hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each of You acknowledges and agrees that this waiver is intended to benefit Us and shall not limit or otherwise affect Your liability hereunder or the enforceability of this Section, and that We and Our respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section.

Election of Remedies. If We may, under applicable law, proceed to realize Our benefits under any of the Loan Documents giving Us a Lien upon any Collateral, whether owned by any of You or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, We may, at Our sole option, determine which of Our remedies or rights We may pursue without affecting any of Our rights and remedies under this Section. If, in the exercise of any of Our rights and remedies, We shall forfeit any of Our rights or remedies, including Our right to enter a

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deficiency judgment against any of You or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each of You hereby consents to such action by Us and waives any claim based upon such action, even if such action by Us shall result in a full or partial loss of any rights of subrogation that any of You might otherwise have had but for such action by Us. Any election of remedies that results in the denial or impairment of any right of Ours to seek a deficiency judgment against any of You shall not impair the respective obligations of the rest of You to pay the full amount of the Secured Obligations. In the event We shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, We may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by Us but shall be credited against the Secured Obligations. The amount of the successful bid at any such sale, whether We are or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which We might otherwise be entitled but for such bidding at any such sale.

Limitation. Notwithstanding any provision herein contained to the contrary, the liability of each of You under this Section (which liability is in any event in addition to amounts for which You are primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the greater of: (a) the net amount of the amounts advanced to the other of You under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, the other of You; and (b) the amount that could be claimed by Us from the other of You under this Section without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Your right of contribution and indemnification from the other of You under this Section.

Contribution with Respect to Guaranty Obligations.

•	To the extent that any of You shall make a payment under this Section of all or any of the Secured Obligations (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by such Person, exceeds the amount that such Person would otherwise have paid if each of You had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Person’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of You as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Secured Obligations and termination of Our obligation to fund Advances, such Person shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, the other of You for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

•	As of any date of determination, the “Allocable Amount” of any of You shall be equal to the maximum amount of the claim that could then be recovered from such Person under this section without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

•	This subsection is intended only to define the relative rights of each of You and nothing set forth in this subsection is intended to or shall impair the obligations of each of You, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including subsection “Cross-Guaranty” above. Nothing contained in this subsection shall limit the liability of any of You to pay the Advances made directly or indirectly to You and accrued interest, fees and expenses with respect thereto, for which You shall be primarily liable.

•	The Parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Person to which such contribution and indemnification is owing.

•	The rights of the indemnifying Persons against other Persons under this subsection shall be exercisable upon the full and indefeasible payment of the Secured Obligations and the termination of Our obligation to fund Advances.

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Liability Cumulative. The liability of each of You under this Section is in addition to and shall be cumulative with all liabilities of each of You to Us under this Agreement and the other Loan Documents to which You are a party or in respect of any Secured Obligations or obligation of each of You, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

18.	DOCUMENTS YOU WILL PROVIDE US

Upon signing this Agreement You will provide Us with each of the following documents on or before the Closing Date:

•	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require;

•	Executed Subordination Agreement with Working Capital Lender and You;

•	Secretary’s certificate of incumbency and authority for each of You;

•	Certified copy of resolutions of each of Your boards of directors approving this Agreement, the associated Warrant Agreement(s) and the other Loan Documents and the transactions evidenced by this Agreement, the associated Warrant Agreement(s) and the other Loan Documents;

•	Certified copy of Certificate of Incorporation/Formation and By-Laws for each of You, as amended through the Closing Date;

•	A certificate of good standing from the State of incorporation of each of You, and similar certificates from all other jurisdictions where any of Your Subsidiaries do business and where the failure to be qualified, individually or collectively, could reasonably be expected to have a Material Adverse Effect;

•	Payment of the Facility Fee for the Commitment Amount as denoted in the Table of Terms;

•	Your budget and business plan of the current fiscal year;

•	Executed Certificate of Perfection, attached as Exhibit C;

•	A favorable written opinion of Your legal counsel, addressed to Us and dated on the Closing Date, covering such matters relating to You and the Loan Documents as We shall reasonably request; and

•	Any such other documents as We may reasonably request.

Within twenty (20) days following the Closing Date You shall provide Us with:

•	Executed original of a deposit account control agreement by and between PNC Bank, National Association, Silicon Valley Bank, Us and You for all of Your Deposit Accounts and accounts holding Investment Property at PNC Bank, National Association (“PNC Accounts”). Prior to Our receipt of such deposit account control agreement, You shall not permit the aggregate balance in the PNC Accounts to exceed $150,000 in the aggregate.

Within sixty (60) days following the Closing Date You shall provide Us with:

•	Executed originals of an Israeli Law governed pledge agreement by:

•	Holdings, pledging 65% of its equity interest in EC Innovation; provided that the delivery of any share certificate related thereto shall be subject the ruling of the Israeli Tax Authority and further as limited in the Subordination Agreement; and

•	EC Inc pledging all of its equity interest in EC Israel.

•	Termination statements for the following UCC 1 Financing Statements:

•	20111051476; 0602011-02484; 0606011-02483 in favor of RBC Bank USA.

•	20133748069 in favor of WebBank.

So long as there are any unpaid principal, interest, fees, costs or other amounts owed by any of You to Us, or We have any obligation to make any additional Advances, each of You shall provide Us with:

Financial Statements. Within thirty (30) days after the end of each month and each quarter, each of You will provide Us with (a) an unaudited income statement, statement of cash flows, and an unaudited balance sheet prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments) accompanied by a

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report detailing any material contingencies, and (b) copies of all board packages delivered to the board of directors of any of You in connection with board meetings or otherwise. Within one hundred eighty (180) days of the end of each fiscal year end, each of You will provide Us with audited financial statements accompanied by an audit report and an unqualified opinion of the independent certified public accountants. Within thirty (30) days after the end of each fiscal year, each of You will provide Us a budget and business plan for the next fiscal year. Each of You will provide Us any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as We reasonably believe are necessary to evaluate the continuing ability of each of You to meet Your financial obligations to Us. These statements should be emailed to Us at financials@triplepointcapital.com, or upon Our prior approval, sent by facsimile or mail to Us at the address listed in the Table of Terms.

Certificate of Compliance. Within five (5) Business Days after the end of each calendar quarter, each of You will provide Us with a Certificate of Compliance in the form attached as Exhibit D.

19.	RESERVED

[Reserved]

20.	OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder or any other Loan Document shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the principal, interest, fees, costs and other amounts owed by You to Us are fully and finally paid in cash, We have no further obligation to make Advances and We have executed a written termination statement. We shall file a termination statement and provide proof of filing to You within thirty (30) days after the full and final payment in cash of all of the principal, interest, fees, costs and other amounts owed by You to Us hereunder, reassigning to You, without recourse except for Our acts, the Collateral and all rights conveyed hereby and returning possession of the Collateral to You. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein or in any other Loan Document shall not be construed as a waiver of or election of remedies with respect to any of Our other rights, powers and remedies.

Entire Agreement. This Agreement and associated Promissory Notes supersede all other oral or written agreements or understandings between the Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT WITH SIGNATURES FROM EACH OF THE PARTIES.

Headings. Headings used in this Agreement are for reference and convenience of the Parties only and shall have no substantive effect in the interpretation of this Agreement.

No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of the Parties and survive the execution, delivery, expiration or termination of this Agreement.

Tax Indemnification. Without limiting the generality of Section 13, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income or franchise taxes) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each of You and Your permitted assigns (if any). None of You shall assign Your obligations under this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect. Each of You acknowledges and understands that We may sell and assign all or part of Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents to any person or entity to be known as assignee, provided that, so long as no Event of Default has occurred and is continuing, We shall not assign our interest hereunder to any entity deemed to be a direct competitor of You as determined in good

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faith by Your board of directors. After such assignment the term “We” “Us” and “Our” as used in the Loan Documents will mean and include such assignee, and such assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that each of You have granted Us; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies. No such assignment will relieve any of You of any of Your obligations. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each Party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Promissory Notes or the other Loan Documents. Service of process on any Party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either Party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY OF YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST ANY OF YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN ANY OF YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE EXCLUDED AGREEMENTS.

Professional Fees. Each of You promises to pay or reimburse on demand, any and all reasonable professional fees and expenses incurred by Us whether before or after the execution of this Agreement in connection with or related to: the Loan Documents, the Excluded Agreements, or the Secured Obligations; the administration, collection, or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Excluded Agreements; any waiver, consent, release, or termination under the Loan Documents or Excluded Agreements; the protection, preservation, sale, lease, liquidation, inspection, audit or disposition of, or other action related to, the Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any of You or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any of You, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of the estate of any of You, and any appeal or review thereof. Our professional fees and expenses shall include fees or expenses for Our attorneys, accountants, auditors, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. The promise of each of You to pay all of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement.

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Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any of You for liquidation or reorganization, if any of You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of the assets of any of You, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents, the Secured Obligations and Our Lien on the Collateral shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Us in cash.

Notices. Any notice, request or other communication to any of the Parties by any other will be given in writing and deemed received upon the earliest of (1) actual receipt, (2) three (3) days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out in the Table of Terms, and (3) one (1) day after it is sent by courier or overnight delivery

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

Confidentiality. All financial information and other non-public information (other than any such information contained in periodic reports filed by any of You with the Securities and Exchange Commission) disclosed by any of You to Us shall be considered confidential for purposes of this Agreement. In handling any confidential information, We will exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (i) to Our subsidiaries or Affiliates in connection with their business with any of You, (ii) to prospective transferees or purchasers of any interest in the Loans (provided, however, We shall use best efforts in obtaining such prospective transferee’s agreement of the terms of this provision and any purchaser shall be agreeing to assume the obligations hereunder and therefore agreeing to abide by the provisions hereof, including, without limitation, the provisions of this Section), (iii) as We deem necessary or appropriate to any bank, financial institution or other similar entity, provided, however, that such bank, financial institution or other similar entity agrees in writing to maintain the confidentiality of such information, (iv) to S&P, Moody’s, Fitch and/or other ratings agency, as We deem necessary or appropriate, provided, however, that such financial institution or ratings agency shall be informed of the confidentiality of such, (v) as required by law, regulation, subpoena, or other order, (vi) to the extent requested by any regulatory authority, (vii) as required in connection with Our examination or audit and (viii) as We consider appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us, or becomes part of the public domain after disclosure to Us; or (b) is disclosed to Us by a third party, if We do not know that the third party is prohibited from disclosing the information. Notwithstanding the above, each of You hereby consents to the use by Us of the company name and logo of any of You for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval.

21.	DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Account” means any “account,” as such term is defined in the UCC, which any of You now own or acquire or in which any of You now hold or acquire any interest and in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper,

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Documents or Instruments) that any of You now own, receive or acquire or belongs or is owed or becomes belonging or owing to any of You (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services that any of You render or from any other transaction, whether or not the same involves the sale of goods or services by any of You (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of any of Your rights in, to and under all purchase orders or receipts now owned or acquired by any of You for goods or services, and all of any of Your rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any of You under all purchase orders and contracts for the sale of goods or the performance of services or both by any of You or in connection with any other transaction (whether or not yet earned by performance on the part of any of You), now in existence or occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Advance” has the meaning given to it in Section 1.

“Advance Date” means the day on which We make an Advance to You.

“Advance Request” means any request for an Advance to be executed and delivered from time to time by You to Us in the form attached to this Agreement as Exhibit B.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Agreement” has the meaning given to it in the Preamble.

“Availability Period” has the meaning set forth in the Table of Terms.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Capped Amount” means, with respect to the Working Capital Loan Facility, (i) a principal amount not to exceed Ten Million Dollars ($10,000,000) at all times during calendar year 2014, and (ii) a principal amount not to exceed Fifteen Million Dollars ($15,000,000) following the completion of calendar year 2014.

“Cash” means all cash, money, currency, and liquid funds, wherever held, which any of You own now, hold or acquire any right, title, or interest in.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

“Closing Date” means February 12, 2014.

“Collateral” has the meaning given to it in Section 8.

“Commitment Amount” has the meaning set forth in the Table of Terms.

“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Copyright License” means any written agreement granting to any of You any right to use any Copyright or Copyright registration in which agreement You now hold or hereafter acquire any interest.

“Copyrights” means all of the following now owned or acquired by any of You or in which any of You now hold or acquire any interest: (i) all copyrights and copyright rights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country, or pursuant to any convention or treaty; (ii) all registrations of, applications for registration. and recordings of any copyright rights in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions of any copyrights and any registrations thereof; and (iv) any copyright registrations to be issued under any pending applications.

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

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“Documents” means any “documents,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“End of Term Payment” has the meaning set forth in the Table of Terms.

“Equipment” means any “equipment,” as such term is defined in the UCC, and any and all additions, upgrades, substitutions and replacements thereto or thereof, together with all attachments, components, parts, accessions and accessories installed thereon or affixed thereto, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning given to it in Section 14.

“Excluded Agreements” means (i) the Warrant Agreement; and (ii) any stock purchase agreement, options, or other warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Us or its nominee or assignee.

“Extension Milestone” means You have achieved (i) revenue in excess of One Hundred Million Dollars ($100,000,000) for the twelve (12) month period immediately preceding the Interest Only End Date and (ii) cash flow positive for nine (9) of the twelve (12) months immediately preceding the Interest Only End Date.

“Facility Fee” has the meaning set forth in the Table of Terms.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with any of Your right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes, and replacements thereof, and all additions and appurtenances thereto any, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, includes proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, corporations, limited liability companies and other business associations; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification, now owned or acquired by any of You or in which any of You may now or hereafter have any interest.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Guarantor” means any Person who from time to time may guaranty or provide collateral or other credit support for all or any portion of the Secured Obligations.

“Inactive Subsidiaries” means any of Your Subsidiaries which are not transacting any material business and have no material assets or liabilities. As of the date of this Agreement, the Inactive Subsidiaries are EndoChoice Scope Services, LLC, PathOptions, LLC and EndoChoice International, LLC.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that (A) such obligations remain performable solely at the option of such Person or (B) any such exchange or conversion is made solely for such capital stock; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

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“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefor and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of Intellectual Property and the goodwill associated with the foregoing.

“Interest Only End Date” has the meaning set forth in the Table of Terms.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest, and, in any event, shall include, without limitation, all Goods and personal property that are held by or on any of Your behalf for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in any of Your businesses, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in any of Your constructive, actual or exclusive possession or is held by others for any of Your account, including, without limitation, all property covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes now owned or hereafter acquired by any of You or in which any of You now hold or acquire any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or acquire any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or acquired by any of You or in which any of You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan Documents” means this Agreement, the Promissory Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents attached hereto as Schedule 2, as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Loan Term” has the meaning set forth in the Table of Terms.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets or condition (financial or otherwise) of any of You or all of You as a whole, (ii) the ability of any of You to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Our Liens on the Collateral or the priority of such Liens.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by any of Your or any of Your subsidiaries, with or into any other Person; (ii) any transaction, including the sale or exchange of outstanding shares of Your capital stock, or the capital stock of any of Your Subsidiaries, in which the holders of such outstanding capital stock of the affected corporation immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You or any of Your subsidiaries are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets, or the assets of any of Your subsidiaries.

Growth Capital Loan - ENDOCHOICE	23

“Parts” has the meaning given to it in Section 3.

“Patent License” means any written agreement granting to You any right with respect to any invention or Patent in which You now hold or acquire any interest.

“Patents” means all of the following now owned or acquired by any of You or in which any of You now hold or acquire any interest: (a) all patents, or rights corresponding thereto, issued or registered in the United States or any other county, (b) all applications for patents, or rights corresponding thereto in, the United States or any other country; (c) all reissues, reexaminations, continuations, divisions, continuations-in-part, or extensions of the foregoing patents and/or applications; (d) all patents to be issued under any of the foregoing applications; and (e) all foreign counterparts of the foregoing patents and/or applications.

“Permitted Indebtedness” means (a) Indebtedness of any of You in favor of Us; (b) Indebtedness existing at the Closing Date and disclosed on Schedule 1, and as the same may be duplicated in this definition; (c) Indebtedness incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business; (d) Indebtedness under the Working Capital Loan Facility so long as the aggregate outstanding amount thereof does not at any time exceed the Capped Amount and subject to the Subordination Agreement; (e) Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate incurred during the term hereof, secured by a Lien described in clause (vii) of the defined term “Permitted Liens”; provided that such Indebtedness does not exceed the purchase price of the specific Equipment financed with such Indebtedness; (f) Subordinated Indebtedness, (g) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (a) though (f) above, provided that the principal amount thereof is not increased; and (h) Indebtedness referenced in clause (f) of Permitted Investments or consisting of intercompany journal entries made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless.

“Permitted Investment” means (a) Investments that are in existence on the Closing Date and are either disclosed on the Perfection Certificate or approved in writing by Us; (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency; (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; (d) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business and loans to employees, officers or directors relating to the purchase of equity securities of Holdings pursuant to employee stock purchase plans or agreements approved by Your Board of directors, in an aggregate outstanding amount not to exceed $250,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) indebtedness consisting of intercompany loans and advances made by any of You to any Subsidiary who is not party to this Agreement (1) described on Schedule 3 or (2) made after the Closing Date in an aggregate amount pursuant to this clause (2) (net of repayments), for all such Subsidiaries, when aggregated with equity contributions permitted under clause (i) below, not to exceed $4,000,000 at any one time outstanding; provided, that: (A) such Subsidiary shall have executed and delivered to You, within ten days of any such indebtedness being incurred, a demand note (each, an “Intercompany Note”) to evidence any such intercompany indebtedness owing at any time by such Subsidiary to You, which Intercompany Note shall be in form and substance reasonably satisfactory to Us and shall be pledged and delivered to Us as additional Collateral for the Secured Obligations; (B) each of You and such Subsidiary shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Us; (C) at the time any such intercompany loan or advance is made by You to such Subsidiary and after giving effect thereto, each of You and such Subsidiary shall be Solvent; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan, (g) Investments consisting of intercompany receivables, corresponding to amounts in item (h) of the definition of Permitted Indebtedness, consisting of intercompany journal entries made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless and (i) other Investments by any of You in any Subsidiary not party hereto made after the Closing Date and consisting of capital contributions or other equity investments in an aggregate amount, when aggregated with the intercompany loans permitted under clause (f)(2) above, not to exceed $4,000,000 at any one time outstanding.

“Permitted Liens” means any and all of the following: (i) Liens in Our favor; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen,

Growth Capital Loan - ENDOCHOICE	24

landlords and other like Persons arising in the ordinary course of Your business and imposed without action of such parties, provided that the payment thereof is not yet required and that such Liens do not have priority over any of Our Liens; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) the following deposits, to the extent made in the ordinary course of Your business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (vii) purchase money Liens (including capital leases) securing Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) (A) on Equipment acquired or held by any of You, incurred for financing the acquisition of that Equipment, or (B) existing on Equipment when acquired by You, so long as, in each case, the Lien is confined to the specific Equipment and the proceeds of the Equipment; (viii) Liens in favor of the Working Capital Lender arising under the Working Capital Loan Facility provided the total principal obligations secured thereby do not exceed the Capped Amount and subject to the Subordination Agreement; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (x) Liens in favor of financial institutions arising in connection with deposit or securities accounts held at such financial institutions, provided that such Liens only secure fees and service charges and customary chargebacks or reversals of credits associated with such accounts; (xi) Liens existing on the Closing Date and disclosed on Schedule 1; and (xii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i), (vi), (vii) and (viii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Prepayment Fee” has the meaning given to it in Section 9.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, Cash or other proceeds payable to any of You from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any of You from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to any of You from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of any of You against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Promissory Note” has the meaning given to it in Section 2.

“PT” means Pacific Time.

“Receivables” means (i) all of any of the Accounts, Instruments, Documents, Cash, Chattel Paper, Supporting Obligations, letters of credit, proceeds of a letter of credit, and Letter of Credit Rights of any of You, and (ii) all customer lists, software, and related business records.

“Secured Obligations” means Your joint and several obligations to repay to Us all Advances (whether or not evidenced by any Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, and other liabilities or obligations for monetary amounts owed by any of You to Us, including the indemnity and insurance obligations in Sections 10, 13 and 20 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against any of You, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Promissory Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of the Indebtedness or obligations of any of You arising under or in connection with the Excluded Agreements.

Growth Capital Loan - ENDOCHOICE	25

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means Indebtedness (i) approved by Us and (ii) subordinated to the Secured Obligations on terms and conditions acceptable to Us, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Us.

“Subordination Agreement” means that certain Subordination Agreement between us and Silicon Valley Bank, dated of even date herewith, or a replacement subordination agreement executed with a different Working Capital Lender.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or acquired by any of You or in which any of You now hold or hereafter acquire any interest.

“Table of Terms” means the table of terms on Page 1 and 2 of this Agreement.

“Trademark License” means any written agreement granting to You any right to use any Trademark or Trademark registration now owned or hereafter acquired by any of You or in which any of You now hold or hereafter acquire any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by any of You or in which any of You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

“Upon Request and Additional Approval” has the meaning given to it in Section 3.

“Warrant Agreement” means the Warrant Agreement dated the date hereof between the Parties issued in connection with this Agreement and any other warrant agreement between the Parties issued in connection with this Agreement.

“Working Capital Lender” means Silicon Valley Bank, or a replacement lender (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) providing a Working Capital Loan Facility.

“Working Capital Loan Facility” means a revolving line of credit provided by a bank, commercial lender, or other financial institution regularly engaged in the business of lending money (excluding venture capital, investment banking

Growth Capital Loan - ENDOCHOICE	26

or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) in which a Working Capital Lender makes advances based on the value of any of Your Accounts and the obligations of any of You thereunder are secured by, a security interest in the Accounts and the identifiable cash proceeds thereof residing in an associated lockbox deposit account.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

(Signatures to Follow)

Growth Capital Loan - ENDOCHOICE	27

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:	You:	ENDOCHOICE, INC.

	Signature:	/s/ Michael J. Lambert

	Print Name:	Michael J. Lambert

	Title:	CFO

	You:	ECPM HOLDINGS, LLC

	Signature:	/s/ Michael J. Lambert

	Print Name:	Michael J. Lambert

	Title:	CFO

	You:	ENDOCHOICE INTERNATIONAL, LLC

	Signature:	/s/ Michael J. Lambert

	Print Name:	Michael J. Lambert

	Title:	CFO

	You:	ROBERT S. SMITH, M.D., INC.

	Signature:	/s/ Michael J. Lambert

	Print Name:	Michael J. Lambert

	Title:	CFO

	You:	ENDOCHOICE SCOPE SERVICES, LLC

	Signature:	/s/ Michael J. Lambert

	Print Name:	Michael J. Lambert

	Title:	CFO

	You:	PATHOPTIONS, LLC

	Signature:	/s/ Michael J. Lambert

	Print Name:	Michael J. Lambert

	Title:	CFO

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

Growth Capital Loan - ENDOCHOICE	28

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	Chief Operating Officer

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

Growth Capital Loan - ENDOCHOICE	29

Table of Exhibits and Schedules

Exhibit A	Promissory Note

Exhibit B	Advance Request

Exhibit C	Certificate of Perfection

Exhibit D	Certificate of Compliance

Schedule 1	Indebtedness and Liens

Schedule 2	Schedule of Documents

Schedule 3	Intercompany Loans

Schedule 4	Litigation Schedule

Growth Capital Loan - ENDOCHOICE	30

EXHIBIT A

PLAIN ENGLISH PROMISSORY NOTE

This is a Plain English Promissory Note dated             , 20     by and between TRIPLEPOINT CAPITAL LLC, as lender, and by and between ENDOCHOICE, INC., a Delaware corporation (“EC INC”), ECPM HOLDINGS, LLC, a Delaware limited liability company (“HOLDINGS”), ENDOCHOICE INTERNATIONAL, LLC, a Georgia limited liability company (“EC INT’L”), ROBERT S. SMITH, M.D., INC., a Georgia corporation (“SMITH”), ENDOCHOICE SCOPE SERVICES, LLC, a Georgia limited liability company (“EC SCOPE”), PATHOPTIONS, LLC, a Georgia limited liability Company (“PATH”), collectively as borrowers. The words “We”, “Us”, and “Our”, refer to TRIPLEPOINT CAPITAL LLC. Unless otherwise specified, the words “You” and “Your” refer to EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH and, not to any individual, and EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH shall be jointly and severally liable for any and all of Your agreements and obligations under this Plain English Promissory Note. The words “Parties” refers to each of and all of TRIPLEPOINT CAPITAL LLC, EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH.

This Promissory Note is the Promissory Note referred to in, and is executed and delivered in connection with, the Plain English Growth Capital Loan and Security Agreement dated as of February 12, 2014, by and between the Parties, as the same may from time to time be amended, modified or supplemented in accordance with its terms (the “Loan Agreement”), and is entitled to the benefit and security of that Loan Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

PROMISSORY NOTE INFORMATION

Facility Name Growth Capital Loan Facility	Facility Number 0845-GC-0	Promissory Note Number 0845-GC-0 -0	Principal Amount $

Payment Amount $	Loan Term months	Interest Rate [Prime + %]	End of Term Payment $[ %]

Interim Payment $	Funding Date , 20	First Payment Date , 20	Maturity Date , 20

CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., Ste. 150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 233-2102 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name EndoChoice, Inc.	Central Billing Address 11810 Wills Road Alpharetta, GA 3009	Contact Person Mike Lambert, CFO Tel: 770-225-6816 Fax: 866-567-8218 email: mike.lambert@endochoice.com

Growth Capital Loan - ENDOCHOICE	31

FOR VALUE RECEIVED, Each of You, jointly and severally, hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Plain English Promissory Note (this “Promissory Note”) at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Plain English Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of                     /100 Dollars ($        ) together with interest at     percent (    %) per annum from the date of this Promissory Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Promissory Note and the attached amortization schedule. In addition to Your final payment, You will pay Us an amount equal to     percent (    %) of the principal amount of this Promissory Note. Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable. Any payments made under this Promissory Note shall not be available for re-borrowing.

The aggregate outstanding principal balance of this Promissory Note shall be due and payable in full in immediately available funds on the Maturity Date, if not sooner paid in full.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Promissory Note has been negotiated and delivered to Us and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:	You:	ENDOCHOICE, INC.

Signature:

Print Name:

Title:

	You:	ECPM HOLDINGS, LLC

Signature:

Print Name:

Title:

	You:	ENDOCHOICE INTERNATIONAL, LLC

Signature:

Print Name:

Title:

	You:	ROBERT S. SMITH, M.D., INC.

Signature:

Print Name:

Title:

Growth Capital Loan - ENDOCHOICE	32

You:	ENDOCHOICE SCOPE SERVICES, LLC

Signature:

Print Name:

Title:

You:	PATHOPTIONS, LLC

Signature:

Print Name:

Title:

[AMORTIZATION SCHEDULE ATTACHED]

Growth Capital Loan - ENDOCHOICE	33

EXHIBIT B

ADVANCE REQUEST

To:	TRIPLEPOINT CAPITAL LLC	Date:
2755 Sand Hill Road Ste 150
Menlo Park, CA 94025
Attention: Customer Administrations
Fax (650) 854-1850

ENDOCHOICE, INC. (“We” or “Us”), hereby request from TRIPLEPOINT CAPITAL LLC (“You”) an Advance in the amount of ($        ) on             ,         (at least ten (10) Business Days from today) pursuant to the Plain English Growth Capital Loan and Security Agreement between the Parties (the “Loan Agreement”).

We instruct You to please:

(a)	Issue a check payable to Us

or

(b)	Transfer Funds to our account

Bank:
Address:
ABA Number:
Account Number:
Account Name:

We represent, warrant and certify that:

•	No event or circumstance has occurred or exists which individually or together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect;

•	The representations and warranties set forth in the Loan Agreement and in the associated Plain English Warrant Agreement are and shall be true, complete and correct in all material respects on and as of the date the requested Advance is funded with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true, complete and correct in all material respects as of such date), provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

•	We are in compliance with all covenants set forth in Section 12 of the Loan Agreement.

•	We are in compliance with all the terms and provisions set forth in any document related to this Advance (including, without limitation, Sections 4 and 5 of the Loan Agreement);

•	As of the date hereof and the date of the funding of the requested Advance, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both, would) constitute an Event of Default under the Loan Agreement;

•	The Certificate of Perfection executed on , 20 , is true and correct as of the date of this Advance Request. [Attach an updated Certificate of Perfection as needed and insert the date that the Certificate of Perfection was executed on].

Growth Capital Loan - ENDOCHOICE	34

Executed this     day of             ,         by:

YOU:	ENDOCHOICE, INC.

Signature:
Print Name:
Title:

[SIGNATURE PAGE TO ADVANCE REQUEST]

Growth Capital Loan - ENDOCHOICE	35

EXHIBIT C

CERTIFICATE OF PERFECTION

This Certificate of Perfection shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of February 12, 2014, by and between TRIPLEPOINT CAPITAL LLC, ENDOCHOICE, INC., a Delaware corporation (“EC INC”), ECPM HOLDINGS, LLC, a Delaware limited liability company (“HOLDINGS”), ENDOCHOICE INTERNATIONAL, LLC, a Georgia limited liability company (“EC INT’L”), ROBERT S. SMITH, M.D., INC., a Georgia corporation (“SMITH”), ENDOCHOICE SCOPE SERVICES, LLC, a Georgia limited liability company (“EC SCOPE”), PATHOPTIONS, LLC, a Georiga limited liability Company (“PATH”) (the “Loan Agreement”). All terms not defined in this Certificate of Perfection shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, each of EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH hereby certifies, represents and warrants the following as of the date set forth below the signature to this Certificate of Perfection:

1.	Our current names and organizational status are as follows:

Name:	EndoChoice, Inc.

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Name:	ECPM Holdings, Inc.

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Name:	EndoChoice International, LLC

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Name:	Robert S. Smith, M.D., Inc.

Type of Organization:

State of Organization:

Growth Capital Loan - ENDOCHOICE	36

Organization File Number:

Federal Employer Tax Identification Number:

Name:	EndoChoice Scope Services, LLC

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Name:	PathOptions, LLC

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

2.	Five (5) years prior to the date of this Certificate of Perfection, We did not do business under any other name or organization or form except the following:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number: Dates of Existence:

3.	Our fiscal year ends on .

4.	Our current locations and the locations of all the Collateral are:

Chief Executive Office:

Principal Place of Business:

Locations of Collateral:

Growth Capital Loan - ENDOCHOICE	37

*	In addition to the foregoing We have various demo versions of the Fuse Clinical Systems deployed with our sales representatives, as listed on the attached Schedule A.

5.	The following is a list of any and all of Our Affiliates and subsidiaries:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Your Ownership Interest:

6.	We currently maintain Deposit Accounts, other accounts holding Investment Property owned by Us, and electronic accounts (such as PayPal or similar accounts) as follows:

Bank Name/Address	Account Holder Name	Account (Type & Number)

7.	We currently have the following commercial tort claims: .

8.	Attached is a current listing of all Patents, Patent Applications, Patent Licenses, Trademarks, Trademark Applications, Trademark Licenses, Copyright Registrations, Copyright Applications for Registration and Copyright Licenses of any of Us.

9.	Our existing investments are: .

(Signature Page to Follow)

Growth Capital Loan - ENDOCHOICE	38

ENDOCHOICE, INC.

Signature:

Print Name:

Title:

ECPM HOLDINGS, LLC

Signature:

Print Name:

Title:

ENDOCHOICE INTERNATIONAL, LLC

Signature:

Print Name:

Title:

ROBERT S. SMITH, M.D., INC.

Signature:

Print Name:

Title:

ENDOCHOICE SCOPE SERVICES, LLC

Signature:

Print Name:

Title:

PATHOPTIONS, LLC

Signature:

Print Name:

Title:

Growth Capital Loan - ENDOCHOICE	39

EXHIBIT D

CERTIFICATE OF COMPLIANCE

This Certificate of Compliance shall reference that certain Plain English Growth Capital Loan and Security Agreement dated as of February 12, 2014, by and between TRIPLEPOINT CAPITAL LLC, , ENDOCHOICE, INC., a Delaware corporation (“EC INC”), ECPM HOLDINGS, LLC, a Delaware limited liability company (“HOLDINGS”), ENDOCHOICE INTERNATIONAL, LLC, a Georgia limited liability company (“EC INT’L”), ROBERT S. SMITH, M.D., INC., a Georgia corporation (“SMITH”), ENDOCHOICE SCOPE SERVICES, LLC, a Georgia limited liability company (“EC SCOPE”), PATHOPTIONS, LLC, a Georiga limited liability Company (“PATH”) (the “Loan Agreement”). All terms not defined in this Certificate of Compliance shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, each of EC INC, HOLDINGS, EC INT’L, SMITH, EC SCOPE, and PATH hereby certifies, the following as of the date set forth below the signature to this Certificate of Compliance:

•	Each of Us is in compliance as of the date of this Certificate of Compliance with all required covenants unless otherwise noted and attached to this Certificate of Compliance.

•	Except as noted an attached disclosure schedule, as of the date of this Certificate of Compliance all representations and warranties in the Loan Agreement are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date).

Disclosure schedule with respect to the representations and warranties in the Loan Agreement:

            None

            See attached

•	Except as noted in an attached updated Certificate of Perfection, the Certificate of Perfection executed on , 20 , is true and correct as of the date of this Certificate of Compliance.

Updated Certificate of Perfection:

            None

            See attached

ENDOCHOICE, INC.

Signature:

Print Name:

Title:

ECPM HOLDINGS, LLC

Signature:

Print Name:

Title:

Growth Capital Loan - ENDOCHOICE	40

ENDOCHOICE INTERNATIONAL, LLC

Signature:

Print Name:

Title:

ROBERT S. SMITH, M.D., INC.

Signature:

Print Name:

Title:

ENDOCHOICE SCOPE SERVICES, LLC

Signature:

Print Name:

Title:

PATHOPTIONS, LLC

Signature:

Print Name:

Title:

Growth Capital Loan - ENDOCHOICE	41

SCHEDULE 1

INDEBTEDNESS AND LIENS

Creditor	Type of Credit Facility	Security Interest/Lien Granted	Outstanding Amount
Leica Microsystems	Printers - Capital Lease	Printers	$24,303.15
Psyche Capital	Software - Capital Lease	Software/Hardware	$9,240.54
SVB Line of Credit	Working Capital Line of Credit	AR/Inventory	$4,853,937.65
Toyota Financial Services	Forklift - Capital Lease	Forklifts	$4,492.10
Great America Leasing Corporation	Phone System - Capital Lease	Phone System	$14,915.66

Growth Capital Loan - ENDOCHOICE	42

SCHEDULE 2

(SCHEDULE OF DOCUMENTS)

Growth Capital Loan - ENDOCHOICE	43

SCHEDULE 3

(Intercompany Loans)

None

Growth Capital Loan - ENDOCHOICE	44

SCHEDULE 4

Litigation Schedule

1. In September 2010, Boston Scientific filed a lawsuit against EndoChoice, Inc. (as well as Cook Medical, Taewoong, and EndoChoice’s stent manufacturer), alleging EndoChocie’s Bonastent product infringes on certain patents Boston Scientific owns. Pursuant to the Distribution Agreement between EndoChoice, Inc. and the Bonastant manufacturer, Standard Sci-Tech (“SST”), the Company is indemnified by SST for any costs from claims of intellectual property infringement related to the Bonastent product. SST has retained Jones Day to represent both SST and EndoChoice and has paid all costs to date.

2. On February 3, 2014 EndoChoice, Inc. received notice from the EEOC’s Oklahoma City Area Office of a Charge of Discrimination filed against EndoChoice by our former Oklahoma Territory Manager, Lindsey Love. Ms. Love was terminated by EndoChoice on January 29, 2014 for performance reasons. The Charge Ms. Love filed with the EEOC was unperfected, and therefore did not include a copy of Ms. Love’s allegations.

Once Ms. Love perfects the Charge, we will be provided additional information with respect to her specific allegations, however, based on several detailed HR-related complaints raised by Ms. Love prior to her termination, we have a strong indication of what her allegations will be. Ms. Love’s complaints mainly alleged that EndoChoice violated Title VII and FMLA, by unlawfully discriminating against her for being pregnant and for taking federally protected leave related to her pregnancy. EndoChoice conducted an investigation into all of Ms. Love’s complaints, and did not substantiate her allegations.

Growth Capital Loan - ENDOCHOICE	45